UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 30, 2010

Vantage Drilling Company

(Exact name of registrant as specified in its charter)

Cayman Islands	1-34094	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Post Oak Boulevard, Suite 610 Houston, TX	77056
(Address of principal executive offices)	(Zip Code)

(281) 404-4700

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 30, 2010, Offshore Group Investment Limited, a Cayman Islands exempted company (“OGIL”), issued $1.0 billion aggregate principal amount of 11  1/2% Senior Secured First Lien Notes due 2015 (the “Notes”) under an Indenture, dated as of July 30, 2010 (the “Indenture”), among OGIL, the guarantors named therein (the “Guarantors”), and Wells Fargo Bank, National Association, as trustee. OGIL is a wholly-owned subsidiary of Vantage Drilling Company, a Cayman Islands exempted company (“Vantage”). Net proceeds, after deducting fees and related expenses, were approximately $936.6 million. Vantage used net proceeds from this offering, together with the net proceeds of its concurrent equity offering, to complete the Acquisition (as defined in Item 2.01 below), to fund the remaining construction payments for the Platinum Explorer, to refinance certain of its indebtedness as described in Item 2.03 below, and for general corporate purposes. In connection with the execution of the Indenture, Vantage also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Guarantors and Jefferies & Company, Inc. and Deutsche Bank Securities Inc., as representatives of the several initial purchasers (the “Initial Purchasers”) of the Notes.

The Notes will mature on August 1, 2015 and bear interest at an annual rate of 11  1/2%. Interest on outstanding Notes will be payable semi-annually, in arrears, on February 1 and August 1 of each year, commencing on February 1, 2011. The Notes are fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by Vantage and each of OGIL’s existing and future subsidiaries, including any existing and future subsidiaries that guarantee any credit agreement, and by certain of Vantage’s other subsidiaries.

The Notes and the guarantees are secured by a first priority security interest in the Emerald Driller, the Sapphire Driller, the Topaz Driller and, upon its delivery, the Platinum Explorer. The Notes and the guarantees are also secured by certain other assets of OGIL and the Guarantors (other than Vantage) and by a pledge of the stock of OGIL and the Guarantors (other than Vantage). The Notes: (i) are OGIL’s senior secured obligations; (ii) rank equal in right of payment with all of OGIL’s existing and future senior indebtedness; and (iii) rank senior in right of payment to all of OGIL’s existing and future subordinated indebtedness. The guarantees of each Guarantor will: (a) be senior secured obligations of that Guarantor; (b) rank equal in right of payment with all of that Guarantor’s existing and future senior indebtedness, including guarantees; and (iii) rank senior in right of payment to all of that Guarantor’s existing and future subordinated indebtedness.

On or after February 1, 2013, OGIL may redeem the Notes, in whole or in part, at one time or from time to time, upon not less than 30 nor more than 60 days’ prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and additional interest, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the periods indicated below, subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

For the Period Below	Percentage

From February 1, 2013 to July 30, 2013	108.625%
From August 1, 2013 to January 31, 2014	105.750%
From August 1, 2014 and thereafter	100.000%

Unless OGIL defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

At any time prior to February 1, 2013, OGIL may, at its option, redeem up to 35% of the aggregate principal amount of Notes, at one time or from time to time, at a redemption price equal to 111  1/2% of the principal amount, plus accrued and unpaid interest and additional interest, if any, to the applicable redemption date, with the net cash proceeds of one or more equity offerings; provided that: (1) at least 65% of the aggregate principal amount of Notes originally issued under the Indenture remain outstanding immediately after the occurrence of such redemption; and (2) the redemption occurs within 45 days of the date of the closing of such equity offering. In addition, OGIL may, at its option, redeem some or all of the Notes at any time prior to February 1, 2013 by paying a “make-whole” premium.

Pursuant to the terms of the Indenture, OGIL deposited approximately $510.8 million of the net proceeds into an escrow account, which proceeds will be released to OGIL to fund the final construction payment for the Platinum Explorer. Additionally, on the issue date of the Notes, approximately $64.2 million was paid directly to Daewoo Shipbuilding & Marine Engineering Co., Ltd., the builder of the Platinum Explorer, in respect of the installment payments. Upon the occurrence of certain events, OGIL will be required to redeem Notes in a principal amount not less than $575.0 million (the portion of the net proceeds used or reserved for construction payments on the Platinum Explorer) at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption. OGIL will also be required to make a special mandatory redemption upon a total loss of any vessel of OGIL or any restricted subsidiary.

OGIL also will have the option to redeem the Notes, in whole but not in part, at any time, at a redemption price of 100% of the aggregate principal amount of the Notes, plus any accrued and unpaid interest, if any, to the date of redemption, if OGIL or any Guarantor has become or would become obligated to pay certain amounts as a result of the imposition of withholding taxes on the Notes as a result of a change in the laws of any jurisdiction in which OGIL or any Guarantor is organized or otherwise considered by a taxing authority to be a resident for tax purposes or from or through which OGIL or any Guarantor makes a payment on the Notes or any guarantee.

If Vantage or OGIL experiences a change of control (as defined in the Indenture), each holder of Notes will have the right to require OGIL to repurchase all or any part of its Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. If OGIL or any restricted subsidiary engages in certain asset sales, within 360 days of such sale, OGIL generally must use the net cash proceeds from such sales to repay outstanding debt (other than any credit agreement that may be entered into after the closing of the offering of the Notes), to acquire another company in its industry, to make capital expenditures or to invest in its business, or OGIL must make an offer to purchase a principal amount of the Notes equal to the excess net cash proceeds. The purchase price of each Note so purchased will be 100% of its principal amount, plus accrued and unpaid interest to the repurchase date.

Subject to certain conditions, for any semi-annual period ending June 30 and December 31, commencing June 30, 2011, in which OGIL’s ratio of total Indebtedness to Consolidated Cash Flow (as such terms are defined in the Indenture) is greater than or equal to 2.5 to 1, OGIL must make an offer to purchase Notes with the greater of (i) 75% of its excess cash flow (as defined in the Indenture) or (ii) $30.0 million, for each semi-annual period ending June 30 and December 31, commencing June 30, 2011, at 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase. In any semi-annual period in which such ratio is less than 2.5 to 1, OGIL must make an offer to purchase Notes with 50% of its excess cash flow.

The Indenture, among other things, limits the ability of OGIL and any future restricted subsidiaries and, in certain cases, the ability of Vantage, to: (i) pay dividends, redeem subordinated indebtedness or make other restricted payments; (ii) incur or guarantee additional indebtedness or issue preferred stock; (iii) create or incur liens; (iv) incur dividend or other payment restrictions affecting restricted subsidiaries; (v) consummate a merger, consolidation or sale of all or substantially all of their assets; (vi) enter into transactions with affiliates; (vii) transfer or sell assets; (viii) engage in business other than their current business and reasonably related extensions thereof; (ix) issue capital stock of certain subsidiaries; or (x) take or omit to take any actions that would adversely affect or impair in any material respect the collateral securing the Notes and the guarantees. These covenants are subject to a number of important exceptions and qualifications set forth in the Indenture.

Under the Registration Rights Agreement, OGIL and the Guarantors agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) offering to exchange a new series of freely tradable notes having substantially identical terms as the Notes (“exchange notes”) for the Notes. OGIL and the Guarantors have agreed to (i) file this registration statement for the exchange notes with the SEC within 120 days after the issuance of the Notes; (ii) cause this registration statement to be declared effective within 210 days after the issue date of the Notes; and (iii) close the exchange offer 30 days after this registration statement is declared effective. In certain circumstances, OGIL may be required to file a shelf registration statement to cover resales of the Notes. The use of the shelf registration statement will be subject to certain customary suspension periods. If OGIL and the Guarantors do not meet these deadlines, OGIL will be required to pay additional interest to holders of Notes under certain circumstances.

The descriptions set forth in this Item 1.01 are qualified in their entirety by the Indenture and the Registration Rights Agreement, which are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and the contents thereof are incorporated herein by reference.

In addition, the information provided under Item 2.01 with respect to the registration rights agreement between Vantage and F3 Capital, is incorporated herein by reference.

Item 1.02	Termination of Material Definitive Agreement.

On July 30, 2010, all of the obligations of certain of Vantage’s subsidiaries to the lenders under that certain Credit Agreement, dated as of June 12, 2008, as amended, among Vantage, certain of its subsidiaries, the lenders named therein, and Natixis, as Facility Agent and Collateral Agent (the “Former Credit Agreement”). The total amount repaid in satisfaction of its obligations was approximately $152.6 million, representing the full outstanding amount of term loans and revolving loans, accrued and unpaid interest and a prepayment penalty of $759,000. These amounts were repaid from the net proceeds from the offering of the Notes (see disclosure elsewhere in this Current Report under Item 1.01) and the concurrent equity offering which closed on July 30, 2010. A copy of the Former Credit Agreement, and the Second Amendment thereto, are incorporated by reference herein as Exhibits 10.2 and 10.3.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 30, 2010, Vantage completed its acquisition of the remaining 55% interest in Mandarin Drilling Corporation (the owner of the construction contract for the Platinum Explorer) that Vantage did not own (the “Acquisition”) pursuant to the Share Sale and Purchase Agreement dated July 6, 2010 between Vantage and F3 Capital (the “SSPA”) for total consideration of $139.7 million, consisting of $79.7 million in cash and a promissory note in the amount of $60.0 million (the “F3 Capital Note”). The cash consideration was reduced by approximately $64.2 million for the third and fourth installment payments due DSME for the construction of the Platinum Explorer that were paid by us directly to DSME. The full text of the SSPA is incorporated by reference herein as Exhibit 10.4.

The F3 Capital Note will accrue interest at 5% per annum and will mature 90 months from the issue date. The F3 Capital Note will become convertible into ordinary shares of Vantage upon approval by its shareholders. Vantage will file a proxy statement with the SEC for a meeting of shareholders that includes a proposal seeking shareholder approval for the F3 Capital Note to be convertible into its ordinary shares. If shareholders approve the proposal, the principal amount of the F3 Capital Note will be convertible into its ordinary shares at a conversion price of $1.10. Vantage would be able to require conversion of the F3 Capital Note at maturity.

If the F3 Capital Note becomes convertible, any principal amount of the F3 Capital Note that F3 Capital elects to convert will be reduced by any amounts owed by F3 Capital to Vantage International Management Company Pte. Ltd. or Vantage Deepwater Company in connection with the Platinum Explorer that are more than 60 days past due. The F3 Capital Note also contains both a variety of anti-dilution covenants that would adjust the conversion price of the F3 Capital Note upon the issuance of ordinary shares for a price less than the conversion price of the F3 Capital Note and a preemptive right covenant that provides F3 Capital with the right to purchase a pro-rata portion of any equity or convertible debt that Vantage offers so long as the F3 Capital Note is outstanding.

At the closing of the SSPA, F3 Capital agreed to retain the liability for $5.8 million in expected future payments to DSME on the Platinum Explorer. If F3 Capital does not make this required payment upon delivery of the Platinum Explorer, Vantage will be required to make the payment and to offset such amount against the F3 Capital Note. Additionally, in connection with the closing, Vantage will reclassify $8.2 million recorded as a receivable from F3 Capital as of June 30, 2010 to property and equipment. Vantage had previously incurred or paid this amount for equipment, project engineering and management fees and startup costs under the construction supervision agreement for the Platinum Explorer.

If Vantage does not repay the F3 Capital Note on its scheduled maturity date or upon the occurrence of certain customary default provisions, the interest rate on any amounts outstanding under the F3 Capital Note will rise to 10% per annum. If Vantage fails to timely set a record date for a meeting of shareholders, timely file a preliminary proxy statement for the meeting or to comply with other timing provisions related to the registration of any shares that may be issued upon conversion, the interest rate on any amounts outstanding under the F3 Capital Note will increase to 12% per annum and Vantage will be obligated to make an initial penalty payment of $5.0 million to F3 Capital and pay certain other additional amounts until Vantage complies with such obligations.

The above summary description of the F3 Capital Note is qualified in its entirety by reference to the full text of the form of F3 Capital Note, which is incorporated by reference herein as Exhibit 10.5.

In connection with the closing of the Acquisition, Vantage also entered into a registration rights agreement, whereby Vantage agreed to register the ordinary shares issuable upon the conversion of the F3 Capital Note if it becomes convertible, as well as certain other shares previously issued to F3 Capital and approved by shareholders in December 2009. Under the terms of the registration rights agreement, F3 Capital has piggyback registration rights should Vantage propose to file a registration statement under the Securities Act of 1933, as amended (other than on Forms S-4 or S-8). In addition, F3 Capital has the right to demand that Vantage register all of the ordinary shares covered by the registration rights agreement. The above summary description of the registration rights agreement is qualified in its entirety by reference to the full text of the form of registration rights agreement, which is incorporated by reference herein as Exhibit 10.6.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 with respect to the Indenture, and under Item 2.01 with respect to the F3 Capital Note, is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided under Item 2.01 with respect to the F3 Capital Note and the ordinary shares issuable upon conversion thereof is incorporated herein by reference.

Item 8.01.	Other Events.

On August 2, 2010, Vantage announced the closing of the offering of the Notes, the closing of its concurrent equity offering and the consummation of the Acquisition. A copy of the press release announcing these transactions is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

In addition, on July 30, 2010, Vantage deposited with Wilmington Trust FSB, as trustee, the funds necessary to redeem the 13  1/2% Senior Secured Notes due 2013 (the “Old Notes”)

issued under the that certain Indenture, dated as of December 23, 2009, as amended, among P2021 Rig Co., a wholly-owned subsidiary of Vantage, the guarantors named therein, and Wilmington Trust FSB, as trustee (the “Former Indenture”), and caused to be delivered to the holders of the Old Notes a notice of its election to redeem the Old Notes on August 30, 2010. As a result, Vantage fully satisfied and discharged all of the obligations of it and certain of its subsidiaries under the Former Indenture. The Old Notes are being redeemed at 104% of their principal amount, plus accrued and unpaid interest, for a total redemption cost of $145.4 million. Vantage deposited such amounts from the net proceeds from its offering of the Notes (see disclosure elsewhere in this Current Report under Item 1.01) and its concurrent equity offering which closed on July 30, 2010. A copy of the Former Indenture is incorporated by reference herein as Exhibit 4.2. A copy of the notice of election to redeem is filed as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 4.1 – Indenture dated as of July 30, 2010 by and among Vantage Drilling Company, the guarantors named therein, and Wells Fargo Bank, National Association, as trustee.*

Exhibit 4.2 – Indenture dated as of December 23, 2009 by and among P2021 Rig Co., Vantage Drilling Company, and Wilmington Trust, FSB, as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on December 23, 2009).

Exhibit 10.1 – Registration Rights Agreement dated as of July 30, 2010.*

Exhibit 10.2 – Credit Agreement dated as of June 12, 2008 by and among Vantage Drilling Company, certain of its subsidiaries, the lenders named therein, and Natixis, as Facility Agent and Collateral Agent (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on June 18, 2008).

Exhibit 10.3 – Second Amendment to Credit Agreement dated as of July 31, 2009 by and among Vantage Drilling Company, Emerald Driller Company, Sapphire Driller Company, Aquamarine Driller Company, Topaz Driller Company, certain other subsidiaries of Vantage Drilling Company party thereto (the “Guarantors”), the lenders from time to time party thereto, Natixis as Facility Agent and Collateral Agent, and Natixis, BTMU Capital Corporation, and Fortis Bank S.A./N.V., New York Branch, as Mandated Lead Arrangers and Joint Bookrunners (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on August 3, 2009).

Exhibit 10.4 – Share Sale and Purchase Agreement dated as of July 6, 2010 between Vantage Drilling Company and F3 Capital (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on July 9, 2010).

Exhibit 10.5 – Form of Promissory Note between Vantage Drilling Company and F3 Capital (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on July 9, 2010).

Exhibit 10.6 – Form of Registration Rights Agreement between Vantage Drilling Company and F3 Capital (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on July 9, 2010).

Exhibit 99.1 – Press Release of Vantage Drilling Company issued on August 2, 2010.*

Exhibit 99.2 – Notice of Redemption of 13 1/2% Senior Secured Notes due 2013 dated July 30, 2010.*

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2010

VANTAGE DRILLING COMPANY

/s/ Douglas Smith
Douglas Smith
Chief Financial Officer

EXHIBIT INDEX

Exhibit 4.1 – Indenture dated as of July 30, 2010 by and among Vantage Drilling Company, the guarantors named therein, and Wells Fargo Bank, National Association, as trustee.*

Exhibit 4.2 – Indenture dated as of December 23, 2009 by and among P2021 Rig Co., Vantage Drilling Company, and Wilmington Trust, FSB, as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on December 23, 2009).

Exhibit 10.1 – Registration Rights Agreement dated as of July 30, 2010.*

Exhibit 10.2 – Credit Agreement dated as of June 12, 2008 by and among Vantage Drilling Company, certain of its subsidiaries, the lenders named therein, and Natixis, as Facility Agent and Collateral Agent (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on June 18, 2008).

Exhibit 10.3 – Second Amendment to Credit Agreement dated as of July 31, 2009 by and among Vantage Drilling Company, Emerald Driller Company, Sapphire Driller Company, Aquamarine Driller Company, Topaz Driller Company, certain other subsidiaries of Vantage Drilling Company party thereto (the “Guarantors”), the lenders from time to time party thereto, Natixis as Facility Agent and Collateral Agent, and Natixis, BTMU Capital Corporation, and Fortis Bank S.A./N.V., New York Branch, as Mandated Lead Arrangers and Joint Bookrunners (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on August 3, 2009).

Exhibit 10.4 – Share Sale and Purchase Agreement dated as of July 6, 2010 between Vantage Drilling Company and F3 Capital (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on July 9, 2010).

Exhibit 10.5 – Form of Promissory Note between Vantage Drilling Company and F3 Capital (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on July 9, 2010).

Exhibit 10.6 – Form of Registration Rights Agreement between Vantage Drilling Company and F3 Capital (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on July 9, 2010).

Exhibit 99.1 – Press Release of Vantage Drilling Company issued on August 2, 2010.*

Exhibit 99.2 – Notice of Redemption of 13 1/2% Senior Secured Notes due 2013 dated July 30, 2010.*

*	Filed herewith.